VICOR TECHNOLOGIES ANNOUNCES ELECTION

OF TWO ADDITIONAL DIRECTORS

Boca Raton, FL – June 25, 2008 - Vicor Technologies, Inc. (OTCBB: VCRT), focused on commercializing its diagnostic risk stratification technology, announces the election of two independent directors, Messrs. Frederick M. Hudson and Joseph C. Franchetti, to its Board of Directors. Mr. Hudson will serve as a Class II director and Mr. Franchetti will serve as a Class III director.

Mr. Hudson retired as a partner from the accounting firm of KPMG, LLP on January 1, 2006 after a distinguished 37 year career with the firm. He was in charge of the Health Care Practice for the Mid-Atlantic Area. He is a graduate of Loyola College and currently serves in a Board capacity with the Board of Financial Administration of the Catholic Archdiocese of Baltimore, Board of Sponsors, Loyola College Sellinger School of Business and Management and the Board of Trustees of the Maryland Historical Society.

He also chairs the Audit Committee of the Board of Directors of Paradigm Management Services LLC (a provider of catastrophic care services), Remedi Health Services, Inc. (an institutional pharmacy service provider) and is a member of the Audit and Finance Committee of the Board of Directors for GBMC Healthcare, Inc and its affiliate, the Greater Baltimore Medical Center (central Maryland’s leading community hospital).

Mr. Franchetti has been, and is currently, a consultant, director and advisor to several health care/medical device companies in the cardiology/cardiovascular and life sciences arena’s, including start up companies. He now serves as Vice-Chairman of CVAC Health Systems Inc., and was president and CEO of Colin Medical Instruments Corp. (now Omron) a Japanese-owned worldwide leader for non-invasive blood pressure and physiological/vital signs monitoring and diagnosis.

His executive experience also includes being co-founder and CEO of Bio-Chem Laboratory Systems Inc. and a corporate and International vice-president and general manager for Technicon (now Siemens) and Narco Scientific (now Respirionics). He is a graduate of the Wharton School of the University of Pennsylvania and a Trustee emeritus of Southwest Research Institute of Texas.

Commenting on the appointments, Vicor President and CEO, Mr. David H. Fater stated, “We are delighted and gratified to have two individuals with such professional experience join our Board. Mr. Franchetti’s background in the cardiac medical device industry provides him with a unique perspective with which to assist Vicor in the commercialization and expansion of our PD2i platform risk stratification technology. Mr. Hudson’s background enables him to serve as our Board’s financial expert and Chairman of the Audit Committee, two very important positions of responsibility.”

Vicor’s Class II directors serve until the 2009 annual meeting of stockholders or until their successors are elected and qualified; Class III directors serve until the 2010 annual meeting of stockholders or until their successors are elected and qualified.

About Vicor Technologies, Inc.

Vicor’s diagnostic technology, which is currently being commercialized, is based on a patented, proprietary algorithm for diagnostic risk stratification of patients. Vicor believes its PD2i Cardiac Analyzer accurately risk stratifies patients who are at high or low risk of suffering a fatal arrhythmic event, or Sudden Cardiac Death (SCD), within a six-month time frame. Vicor believes its PD2i VS (Vital Sign) will assist physicians in triaging patients suffering from trauma and other critical, serious injuries by identifying those who need immediate Life Saving Intervention (LSI).

In January 2008, the U.S. Army’s Institute of Surgical Research and Vicor signed a Collaborative Research and Development Agreement whereby the PD2i will be utilized to assess severity of injury, and probability of survival, for critically injured combat casualties and critically ill civilian patients. The collaborative effort is envisioned to lead to the development of new comprehensive decision support tools, and or devices that may incorporate the PD2i algorithm alone, or in association with other metrics currently under investigation, with the goal to monitor, assess status and predict outcome in critically injured humans. The study is entitled “Prediction of Injury Severity and Outcome in the Critically Ill Using the Point Correlation Dimension Algorithm.”

It is anticipated that U.S. FDA 510(k) approval (for medical devices) for this application will be submitted in 2008 in conjunction with assistance from the U.S. Army.

About Vicor’s PD2i Cardiac Analyzer and PD2i VS (Vital Sign) Medical Devices

Vicor’s PD2i Cardiac Analyzer addresses a significant health care issue involving a patient cohort of at least 12,000,000 patients. This patient cohort is composed of the MADIT-II (Multicenter Automatic Defibrillator Implantation Trial II)/SCD-HeFT (Sudden Cardiac Death in Heart Failure Trial) patient population. Many in this patient cohort may need an ICD (Implantable Cardioverter Defibrillator) as life saving therapy.

However, recent registry studies have noted that over 70% of implanted ICD’s never have an appropriate firing. This over-implantation has led to a substantial and unnecessary medical cost burden, and puts patients at risk because of complications that can accompany implantation surgery.

Significantly, there is also the risk of not identifying patients who need this life-saving therapy because current criteria do not provide physicians the ability to accurately risk stratify their patients. In fact, a recent manuscript in Heart Rhythm indicated that only 20% of those people suffering SCD meet the current criteria to receive ICD’s.

The PD2i Cardiac Analyzer and PD2i VS both contain the patented PD2i algorithm which provides a method for evaluating electrophysiological potentials with a high sensitivity and high specificity used to predict future pathological events, i.e. fatal cardiac arrhythmias. The PD2i algorithm detects deterministic, low-dimensional excursions in nonstationary heartbeat intervals. The PD2i algorithm uses an analytic measure that is deterministic and nonlinear. It is based on caused variation in data; does not require data stationarity and actually tracks nonstationary changes in the data. It is sensitive to chaotic as well as nonchaotic, linear data.

For more information visit the Vicor Technologies web site www.vicortech.com.

The appearance of name-brand institutions or products in this media release does not constitute endorsement by the U.S. Army Medical Research and Materiel Command, the Department of the Army, Department of Defense or the U.S. Government of the information, products or services contained therein.

Caution Regarding Forward-Looking Statements

Forward-looking statements in this press release are based on current plans and expectations that are subject to uncertainties and risks, which could cause our future results to differ materially. The following factors, among others, could cause our actual results to differ: our ability to obtain FDA approval of the PD2i Cardiac Analyzer for military and civilian applications, our ability continue to receive financing sufficient to complete the critical clinical trials; our ability to continue as a going concern; our ability to successfully develop products based on our technologies; our ability to obtain and maintain adequate levels of third-party reimbursement for our products; the impact of competitive products and pricing; our ability to receive regulatory approval for our products; the ability of third-party contract research organizations to perform preclinical testing and clinical trials for our technologies; the ability of third-party manufacturers to manufacture our products; our ability to retain the services of our key personnel; our ability to market and sell our products successfully; our ability to protect our intellectual property; product liability; changes in federal income tax laws and regulations; general market conditions in the medical device and pharmaceutical industries; and other matters that are described in Vicor’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 and subsequent filings with the Securities and Exchange Commission. Forward-looking statements in this press release speak only as of the date of the press release, and we assume no obligation to update forward-looking statements or the reasons why actual results could differ.

Release 08-11

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INVESTOR CONTACT:	COMPANY CONTACT:
Michael Dodge ROI Group	David H. Fater, President & CEO Vicor Technologies, Inc.
212.495.0744	800.998.9964
mdodge@roiny.com	dfater@vicortech.com